PROSPECTUS Filed Pursuant to Rule 424(b)(3)

Registration No. 333-237387

Alta Equipment Group Inc.

Secondary Offering of

17,666,645 Shares of Common Stock

This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus as Seller Securityholders or their permitted transferees of up to 17,666,645 shares of our common stock, par value $0.0001 per share (“common stock”), consisting of:

(i)      up to 7,600,000 shares of our common stock, which we refer to as the BC shares, issued in a private placement in connection with, and as part of the consideration for, our business combination;

(ii)     up to 3,678,947 shares of our common stock, which we refer to as the PIPE shares, issued in private placements immediately prior to the closing of the business combination pursuant to subscription agreements entered into on December 12, 2019;

(iii)    up to 2,500,000 shares of our common stock, which we refer to as the forward purchase shares, initially issued as part of the forward purchase units;

(iv)    up to 1,943,948 shares of our common stock, which we refer to as the founder shares, initially issued in a private placement to the Sponsor prior to our initial public offering;

(v)     up to 462,500 shares of our common stock, which we refer to as the private placement shares, initially issued as part of the private placement units;

(vi)   up to 1,250,000 shares of common stock issuable upon the exercise of the forward purchase warrants; and

(vii)  up to 231,250 shares of our common stock issuable upon the exercise of the private placement warrants.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of any of the securities. See “Plan of Distribution” beginning on page 10 of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “ALTG.” On June 28, 2021, the last reported sale price of our common stock was $13.46 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2021

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, as applicable, the securities described in this prospectus in one or more offerings. The selling securityholders may use the shelf registration statement to sell up to an aggregate of 17,666,645 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus contains some of our trademarks, service marks and trade names, including, among others, Alta. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;
•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2021;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2021; March 3, 2021; March 18, 2021; March 22, 2021; March 25, 2021; April 5, 2021; April 12, 2021; May 13, 2021 and May 28, 2021; and
•

the description of our common stock set forth under the heading “Description of Securities” beginning on page 159 of the Company’s definitive proxy statement on Schedule 14A filed by the Company with the SEC on January 23, 2020 (File No. 001-38864) and is incorporated herein by reference.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the Post-Effective Amendment No. 1 of which this prospectus is a part and prior to effectiveness of the Post-Effective Amendment No. 1 and (ii) after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at altaequipment.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements relating to the benefits of the business combination and our acquisitions; the future financial performance of the Company following the business combination; and changes in the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Some factors that could cause actual results to differ include, but are not limited to:

•

the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for facility closures or work stoppages, supply chain disruptions, negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets;

•	federal, state, and local budget uncertainty, especially as it relates to infrastructure projects;
•	the performance and financial viability of key suppliers, contractors, customers, and financing sources;
•	economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels;
•	our success in identifying acquisition targets and integrating acquisitions;
•	our success in expanding into and doing business in additional markets;
•	our ability to raise capital at favorable terms;

•	the competitive environment for our products and services;
•	our ability to continue to innovate and develop new business lines;
•	our ability to attract and retain key personnel, including, but not limited to, skilled technicians;
•	our ability to maintain our listing on the New York Stock Exchange;
•	the impact of cyber or other security threats or other disruptions to our businesses;
•	our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations; and
•	other risks and uncertainties identified in the section entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, and other filings with the SEC.

PROSPECTUS SUMMARY

Company Overview

We own and operate one of the largest integrated equipment dealership platforms in the Unites States (“U.S”). Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other Material Handling and Construction Equipment. We engage in five principal business activities in these equipment categories:

(i)	new equipment sales;
(ii)	used equipment sales;
(iii)	parts sales;
(iv)	repair and maintenance services; and
(v)	equipment rentals.

We have operated as an equipment dealership for over 35 years and have developed a branch network that includes 55 total locations in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, New York, Virginia, and Florida. We offer our customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More recently, with the acquisition of PeakLogix, we have entered the warehouse design, automated equipment installation and system integration sector, which we believe has natural synergies with our Material Handling business and positions us to take advantage of the macroeconomic trend in warehousing and logistics, and e-commerce.

Within our territories, we are the exclusive distributor of new equipment and replacement parts on behalf of our OEM partners. We enjoy long-standing relationships with leading Material Handling and Construction Equipment OEMs, including Hyster-Yale, Volvo, and JCB, among more than 30 others. We are consistently recognized by OEMs as a top dealership partner and have been identified as a nationally recognized Hyster-Yale dealer and multi-year recipient of the Volvo Dealer of the Year award.

We are committed to providing our customers with a best-in-class equipment dealership experience. Our customers are principally focused on equipment reliability and up-time, and our teams of skilled technicians and commitment to service are key to establishing and maintaining long-term customer relationships, representing a critical competitive advantage. Parts and service are also our most predictable and profitable businesses, with the dealership model structured to drive aftermarket parts and service revenue. Through our new and used equipment sales and our sale of rental fleet, we populate our exclusive territories with serviceable equipment. As the field population ages, we capitalize on aftermarket parts and service sales through the equipment maintenance cycle.

We have experienced significant organic and acquisition-led growth since 2008, completing over 20 acquisitions in that timeframe. We expect that acquisition activity to continue, as OEM partners support us as a consolidator by granting us new exclusive territories or by consenting to our acquisition of existing dealers.

Private Placements

The common stock registered for resale on this Prospectus was issued to the Selling Security holders in private placements at our initial public offering in April 11, 2019 and in a private investment in public entity (PIPE) transaction at the time of our business combination.  The shares were registered for resale on the Form S-1 pursuant to a registration rights agreement signed in connection with the private placements.

The Offering

Securities Offered

This prospectus also relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 17,666,645 shares of our common stock, consisting of:

(i)      up to 7,600,000 shares of our common stock, which we refer to as the BC shares, issued in a private placement in connection with, and as part of the consideration for, our business combination;

(ii)     up to 3,678,947 shares of our common stock, which we refer to as the PIPE shares, issued in private placements immediately prior to the closing of the business combination pursuant to subscription agreements entered into on December 12, 2019;

(iii)    up to 2,500,000 shares of our common stock, which we refer to as the forward purchase shares, initially issued as part of the forward purchase units;

(iv)    up to 1,943,948 shares of our common stock, which we refer to as the founder shares, initially issued in a private placement to the Sponsor prior to our initial public offering;

(v)      up to 462,500 shares of our common stock, which we refer to as the private placement shares, initially issued as part of the private placement units;

(vi)    up to 1,250,000 shares of common stock issuable upon the exercise of the forward purchase warrants; and

(viii)  up to 231,250 shares of our common stock issuable upon the exercise of the private placement warrants.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of common stock registered under this prospectus for resale.

Shares outstanding prior to the offering	As of June 28, 2021, we had 32,363,376 shares of our common stock issued and outstanding.

Shares outstanding after the offering	32,363,376 shares of our common stock.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling securityholders.

Ticker symbols	Our common stock is traded on the NYSE under the symbol “ALTG.”

For additional information concerning the offering, see “Plan of Distribution” beginning on page 10.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially adversely affect our business, financial condition or results of operations and the trading price of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares of common stock offered hereby. We will not receive any proceeds from this offering.

SELLING SECURITYHOLDERS

This prospectus also relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 17,666,645 shares of our common stock.

The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of each selling securityholder, the number of shares of our common stock that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own after this offering.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

Shares of Common Stock
	Beneficial Ownership Before the Offering		Shares to be Sold in Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares (2)	% (1)	Number of Shares (2)	% (1)	Number of Shares (2)	% (1)
180 Degree Capital Corp.	450,000	1.4%	421,053	1.3%	28,947	*
Alan Hammersley	20,000	*	20,000	*	-	*
Andrew Studdert (3)	10,526	*	10,526	*	5,986	*
Anna-Maria and Stephen Kellen Foundation, Inc.	263,161	*	26,316	*	-	*
Anthony J. Colucci (4)	32,500	*	32,500	*	16,250	*
Ardsley Partners Renewable Energy Fund, L.P.	105,263	*	105,263	*	-	*
B. Riley Principal Investments, LLC (5)	2,600,000	8.0%	2,600,000	8.0%	-	*
B. Riley Principal Sponsor Co., LLC (5)	1,860,461	5.7%	1,860,461	5.7%	-	*
BlackMaple Capital Partners LP	180,594	*	131,579	*	49,025	*
Blackwell Partners LLC – Series A	255,748	*	77,749	*	177,999	*
BRC Partners Opportunity Fund, LP (5)	2,078,983	6.4%	721,054	2.2%	1,357,929	4.2%
CC ARB West, LLC	89,474	*	89,474	*	-	*
CC Arbitrage, Ltd.	15,789	*	15,789	*	-	*
Craig Brubaker	32,500	*	32,500	*	-	*
Daniel Shribman (6)	279,592	*	279,592	*	59,393	*
David A. Durkin	105,263	*	105,263	*	-	*
Diameter Master Fund, LP	315,789	*	315,789	*	-	*
Difesa Capital Management	15,809	*	15,809	*	-	*
Dornoch Partners LLC	105,263	*	105,263	*	-	*
Hartford Growth (Trading) Ltd.	210,526	*	210,526	*	-	*
James Kempner	20,000	*	20,000	*	-	*
Jeffrey H. Cutshall	10,526	*	10,526	*	-	*
Jeremy Cionca	2,500	*	2,500	*	-	*
John B. Berding	52,632	*	52,632	*	-	*
Kenneth Young	186,395	*	186,395	*	-	*
Manatuck Hill Navigator Master Fund, LP	13,684	*	13,684	*	-	*
Manatuck Hill Scout Fund, LP	38,947	*	38,947	*	-	*
Nantahala Capital Partners II Limited Partnership (7)	323,910	1.0%	105,983	*	227,006	*
Nantahala Capital Partners Limited Partnership (7)	119,253	*	39,194	*	83,416	*
Nantahala Capital Partners SI, LP (7)	843,904	2.6%	273,682	*	593,667	1.8%
NCP QR LP (7)	133,236	*	44,549	*	92,478	*
Northern Right Capital (QP), LP	52,632	*	52,632	*	-	*
OhSang Kwon	105,263	*	105,263	*	-	*
Patrick Bartels	20,000	*	20,000	*	-	*
Paul Ivankovics	2,500	*	2,500	*	-	*
Punch Micro Cap Partners LLC	200,000	*	200,000	*	-	*
Richard Papalia	15,000	*	15,000	*	-	*
Robert Suss	20,000	*	20,000	*	-	*
Robert T. Chiles (8)	195,000	*	195,000	*	-	*
Ryan Greenawalt (9)	7,300,000	22.6%	7,300,000	22.6%	-	*

Silver Creek CS SAV, L.L.C.	83,836	*	30,403	*	59,005	*
Timothy Presutti	20,000	*	20,000	*	-	*
Wexford Catalyst Trading Limited	205,263	*	205,263	*	-	*
Wexford Spectrum Trading Limited	110,526	*	110,526	*	-	*
Zachary Savas (10)	26,316	*	26,316	*	7,465	*

*         Less than 1%.

(1)      Based on 32,363,376 shares of common stock outstanding as of June 28, 2021.

(2)

On April 12, 2021, all of the outstanding warrants of the Company were converted into common stock at a conversion ratio of 0.263 shares of common stock for each warrant.  As a result of this conversion, the 8,668,746 warrants that were outstanding prior to April 12, 2021 were converted into 2,279,880 shares of common stock. The table does not include the shares converted from the warrants.

(3)	Based on a Form 4 filed with the SEC by Andrew Studdert on April 20, 2021, Mr. Studdert currently holds 16,512 shares of common stock of the Company.
(4)	Based on a Form 4 filed with the SEC by Anthony Colucci on June 25, 2021, Mr. Colucci currently holds 48,750 shares of common stock of the Company.
(5)

Schedule 13D/A (Amendment No. 6) filed with the SEC on March 23, 2021, for Reporting Persons B. Riley Financial, Inc., B. Riley Capital Management, LLC, BRC Partners Management GP, LLC,  BRC Partners Opportunity Fund, L.P., B. Riley Principal Investments, LLC, B. Riley Securities, Inc., B. Riley Principal Sponsor Co., LLC and Bryant R. Riley reports aggregate beneficial ownership of 6,216,362 shares of common stock of Alta Equipment Group Inc., including 1,169,477 shares of common stock held directly by BRC Partners Opportunity Fund, L.P. and 180,976 shares of Common Stock to be issued at conversion of the Warrants held by BRC Partners Opportunity Fund, L.P. and including 54,243 shares of Common Stock to be issued at conversion of the Warrants held by the B. Riley Principal Sponsor Co., LLC.

(6)	Based on a Form 4 filed with the SEC by Daniel Shribman on November 18, 2020, Mr. Shribman currently holds 338,985 shares of common stock of the Company.
(7)

Based on Schedule 13G filed with the SEC on February 16, 2021 for Reporting Person Nantahala Capital Management, LLC, Nantahala beneficially owned 2,787,512 shares of common stock of Alta Equipment Group, Inc. The common stock included 187,500 warrants to purchase common stock which were exchanged for 49,312 shares of common stock when the outstanding warrants were converted in April 2021.

(8)	Robert T. Chiles, the Company’s President – Construction Group, passed away on August 18, 2020. The shares are currently held by Mr. Chiles’ estate.
(9)

Based on Amendment No. 1 to Schedule 13D filed by Ryan Greenawalt on May 19, 2021, Mr. Greenawalt holds sole voting and dispositive power over 5,697,000 shares of common stock of the Alta Equipment Group Inc.  On May 13, 2021, Mr. Greenawalt completed an estate planning transaction pursuant to which he transferred 1,603,000 shares of the issuer’s common stock for no consideration to Snowbird Capital LLC, an entity owned by an irrevocable trust created for the benefit of Mr. Greenawalt’s direct descendants. Steven Greenawalt, Mr. Greenawalt’s father, has voting power of the shares held by Snowbird Capital LLC as the manager of Snowbird Capital LLC.

(10)	Based on a Form 4 filed with the SEC by Zachary Savas on June 11, 2021, Mr. Savas currently holds 33,781 shares of common stock of the Company.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Howard & Howard Attorneys PLLC, Royal Oak, Michigan.

EXPERTS

The consolidated balance sheets of Alta Equipment Group Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, statements of stockholders’ equity (deficit) and cash flows for the years then ended, have been audited by UHY LLP, independent certified public accounting firm, as stated in their report which is incorporated by reference. Such consolidated financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Secondary Offering of

17,666,645 Shares of Common Stock

PROSPECTUS

July 12, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.